Exhibit 10.77

PURCHASE AGREEMENT

As of May 29, 2007

Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London, England EC1A 1HQ

Attn: Fran Jacobson (212-236-8620)

Ladies and Gentlemen:

Amgen Inc., a Delaware corporation (the “Company”), subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, confirms its agreement with Merrill Lynch International (the “Dealer”) to purchase from the Dealer 53,339,035 shares (the “Initial Shares”), of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a per share price of $59.96 (the “Initial Price”) (subject to adjustment as provided herein). Certain capitalized terms used herein have the meanings provided to them in Section 6. Prior to the close of business on the first Trading Day immediately following the date hereof (the “Settlement Date”), (A) the Company will pay for the Initial Shares by delivering an amount equal to the Aggregate Purchase Price by wire transfer of immediately available funds to an account designated by the Dealer and (B) the Dealer will deliver the Initial Shares to the Company. The parties understand and agree that the delivery of the Initial Shares by or on behalf of the Dealer upon the payment of the Aggregate Purchase Price by the Company is irrevocable and that as of the Settlement Date the Company shall be the sole beneficial owner of the Initial Shares for all purposes.

The parties to this Agreement agree that the purchases of shares of Common Stock anticipated by this Agreement shall be made pursuant to the requirements of and in conformity with the provisions of Rule 10b5-1 under the Exchange Act, and a plan established by the Company as permitted by Rule 10b5-1 (the “Plan”) described in Annex B hereto.

Section 1. Purchase Price Adjustment.

(a) [Reserved]

(b) For each Trading Day, commencing on the Settlement Date, the Calculation Agent shall determine the following amounts, as applicable:

(i)	The Purchase Price Adjustment owed to the Dealer by the Company on the Excess Daily Value, if any, for each prior Trading Day;

(ii)	The Purchase Price Adjustment owed to the Company by the Dealer on the Deficit Daily Value, if any, for each prior Trading Day;

(iii)	The Daily Rebate Value owed to the Company by the Dealer on a Daily Notional Amount, if any, for each prior Trading Day; and

(iv)	The value (which may be positive or negative) equal to the sum of the Purchase Price Adjustment pursuant to clause (ii) above and the Daily Rebate Value pursuant to clause (iii) above minus the Purchase Price Adjustment pursuant to clause (i) above with respect to each day during the Transaction Term (a “Daily Accrual Value”).

(c) On the tenth Trading Day immediately following the last day of the Transaction Term (the “Final Settlement Date”), the Dealer shall pay the Final Settlement Value if the Final Settlement Value is negative or the Company shall pay the Final Settlement Value if the Final Settlement Value is positive.

(d) In the event that the Final Settlement Value is positive, prior to the close of business on the Final Settlement Date, the Company shall cause to be delivered the lesser of (Y) Final

Stock Settlement Shares, the value of which is equal to the Final Settlement Value or (Z) the Cap Amount (such lesser amount, the “Positive Final Settlement Value”). If the Company represents to the Dealer that the Company is not in possession of material non-public information or if the Company has terminated the Plan pursuant to its terms, then the Company may, in lieu of the foregoing, elect at its discretion to pay to the Dealer an amount in cash (by wire transfer of immediately available funds) equal to the Positive Final Settlement Value. Such election by the Company to pay cash instead of shares of Common Stock shall be made by the second Trading Day immediately succeeding the notice by the Dealer to the Company that the Final Settlement Value is positive.

If a Stock Settlement Deficiency exists, the Dealer will notify the Company within five (5) Trading Days of the determination of such Stock Settlement Deficiency. Within three (3) Trading Days of such notification, the Company shall deliver to the Dealer shares of Common Stock, the value of which is equal to the Stock Settlement Deficiency Amount (such number of shares being based on the Closing Price of the Common Stock on the third Trading Day immediately succeeding the date of the notification by the Dealer to the Company of the Stock Settlement Deficiency). If the Company delivers shares of Common Stock pursuant to the preceding sentence, the Company shall be obligated to deliver shares of Common Stock to the Dealer, upon notification by the Dealer, until such time as the Dealer has received an amount from the sale of such shares equal to the Final Settlement Value or until such time as the Company has delivered the amount of shares which is equal to the Cap Amount. If the Company represents to the Dealer that the Company is not in possession of material non-public information or if the Company has terminated the Plan pursuant to its terms, then the Company may, in lieu of the foregoing, elect at its discretion to pay to the Dealer an amount in cash (by wire transfer of immediately available funds) equal to the Stock Settlement Deficiency instead of delivering shares of Common Stock anticipated by the first sentence of this paragraph. Such election by the Company to pay cash instead of shares of Common Stock shall be made by the second Trading Day immediately succeeding the notice by the Dealer to the Company of Stock Settlement Deficiency.

If a Stock Settlement Excess exists, the Dealer will notify the Company within five (5) Trading Days of the determination of such Stock Settlement Excess. Within three (3) Trading Days of such notification, the Dealer shall deliver to the Company the Stock Settlement Excess Amount. If the Company represents to the Dealer that the Company is not in possession of material non-public information or if the Company has terminated the Plan pursuant to its terms, then the Company may, in lieu of the foregoing, elect at its discretion to have the Dealer pay an amount in cash (by wire transfer of immediately available funds) equal to proceeds received by Dealer from the sale of the Stock Settlement Excess Amount instead of delivering shares of Common Stock anticipated by the immediately preceding sentence. Such election by the Company to receive cash instead of shares of Common Stock shall be made by the second Trading Day immediately succeeding the notice by the Dealer to the Company of Stock Settlement Excess.

In the event that the Final Settlement Value is negative, the Dealer shall cause such amount to be delivered to the Company. The Dealer shall satisfy such obligation by delivery to the Company of a number of shares of Common Stock equal to the quotient obtained by dividing the Final Settlement Value by the average per share purchase price paid by the Dealer to acquire (in a commercially reasonable manner) such shares of Common Stock. If the Company represents to the Dealer that the Company is not in possession of material non-public information or if the Company has terminated the Plan pursuant to its terms, then the Company may, in lieu of the foregoing, elect at its discretion to have the Dealer pay an amount in cash (by wire transfer of immediately available funds) equal to the Final Settlement Value instead of delivering shares of Common Stock anticipated by the immediately preceding sentence. Such election to receive cash instead of shares of Common Stock shall be made by second Trading Day immediately succeeding the notice by the Dealer to the Company that the Final Settlement Value is negative.

If the Dealer is unable to purchase a total number of shares of Common Stock equal to the Initial Shares by the deadline established in the definition of “Maturity Date,” then such deadline shall be postponed to a date determined by the Dealer in a written notice to the Company that would enable the Dealer to purchase a total number of shares of Common Stock equal to the Initial Shares. For the purposes of clarity, it is understood and acknowledged by the parties hereto that such postponement shall, among other consequences, extend the Transaction Term and that additional postponements may be required if the Dealer continues to be unable to purchase a total number of shares of Common Stock equal to the Initial Shares by any postponed deadline for the Maturity Date.

The Final Stock Settlement Shares and any other shares of Common Stock made as payment by the Company to the Dealer pursuant to Section 1(d) shall be delivered by the Company in shares of Common Stock the resale of which may be unregistered or registered under the Securities Act (in the Company’s sole discretion). In the event the Company elects to deliver shares pursuant to Section 1(d) that are intended to be registered under the Securities Act, no later than the Trading Day immediately prior to any delivery, the Company shall have executed and delivered to the Dealer the Registration Rights Agreement. In the event that shares which are not intended to be registered under the Securities Act are delivered to the Dealer pursuant to Section 1(d), the Dealer shall, in consultation with the Company, determine the value of such shares by applying a commercially reasonable discount (which discount shall reflect any costs associated with the delay in resale addressed in the next sentence). If at the time of the delivery and resale of any shares which are not intended to be registered under the Securities Act the Company is unable to represent that the Company is not in possession of material non-public information, then the Dealer shall delay the resale of such shares until such representation may be made.

Section 2. Anti-dilution Adjustments.

(a) Subdivisions and Combination of Common Stock. In the event that the outstanding shares of the Common Stock shall be subdivided or split (including by means of a stock dividend) into a greater number of shares of Common Stock where the effective date of such subdivision or the record date for such split occurs during the Transaction Term, the Initial Shares, the Daily Share Purchase Amount, the Cap Amount and the other share-based terms used herein shall be proportionately increased and the Initial Price shall be deemed to be proportionately decreased. Conversely, in the event that the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock through a combination of shares of Common Stock or a reverse stock split where the effective date of such combination or the record date for such reverse stock split occurs during the Transaction Term, the Initial Shares, the Daily Share Purchase Amount, the Cap Amount and the other share-based terms used herein shall be proportionately decreased and the Initial Price shall be proportionately increased. Any adjustment pursuant to this Section 2(a) shall become effective (i) in the case of a subdivision or combination of the Common Stock, on the effective date of such subdivision or combination or (ii) in the case of a stock split or reverse stock split, at the close of business on the record date for such stock split or reverse stock split. Notwithstanding anything to the contrary contained herein, no adjustment shall be made pursuant to this Section 2(a) unless a similar adjustment is required to be made to the number of shares of Common Stock delivered or deliverable to the lender or lenders of Common Stock to the Dealer.

(b) Reclassification, Consolidation, Merger or Sale of Assets. In the event that during the Transaction Term the Company shall enter into any agreement, arrangement or understanding that provides for any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an event specified in Section 2(a)), any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange, in each case pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property (each of the foregoing, an “Extraordinary Transaction”), then the Dealer and the Company shall negotiate in good faith to amend this Agreement to give appropriate effect to the Extraordinary Transaction. In the event that the parties are unable to reach an agreement on the earlier of the date (i) twenty (20) Trading Days prior to the date, if any, that is specified for the consummation of such transaction under the governing legal agreements for such transaction and (ii) ten (10) Trading Days after the first public disclosure of the contemplated Extraordinary Transaction (such earlier date, the “Early Termination Date”), then (w) the Transaction Term shall be deemed to terminate on the fifth Trading Day after the Early Termination Date, (x) the provisions of Section 3(b)(i) shall be void and of no further force or effect from and after the

Early Termination Date, (y) the Final Settlement Date shall be the eighth Trading Day after the Early Termination Date and (z) the Final Settlement Value shall be determined in a commercially reasonable manner by the Calculation Agent in consultation with the Company and the Dealer.

(c) Stock Borrow. In the event the Dealer cannot borrow a sufficient number of shares of Common Stock equal to the remaining number of Initial Shares not repurchased prior to such time at an average cost equal to the Stock Borrow Spread or less, the Dealer may request a change to the Spread to directly compensate for such cost above the Stock Borrow Spread.

Section 3. Covenants.

(a) The Company covenants and agrees with the Dealer:

(i)	during the Transaction Term, (A) neither the Company nor any of its affiliates shall take any action that would cause the purchases by the Dealer pursuant to Section 3(b)(i) not to comply with the provisions of Rule 10b-18(b)(1) under the Exchange Act as if such provisions applied and (B) the Company will provide the Dealer with all information necessary for Dealer to comply with Rule 10b-18(b)(4) as if such provisions applied;

(ii)

during the Transaction Term, to promptly notify the Dealer telephonically (which oral communication shall be promptly confirmed by telecopy to the Dealer) that as a result of an acquisition or other business combination transaction or for any other reason, the Company determines that the Company will be engaged in a distribution of shares of Common Stock or other securities for which Common Stock is a reference security for purposes of Rule 102 of Regulation M under the Exchange Act and to promptly notify the Dealer by telecopy of the period commencing on the date that is one (1) business day before the commencement of such distribution and ending on the day on which the Company completes the distribution;

(iii)	during the Transaction Term, the Company shall not (i) alter its dividend policy that is in effect on the date hereof, (ii) declare an extraordinary dividend or (iii) set an ex-dividend date prior to the Maturity Date; and

(iv)	[Reserved].

(b) the Dealer covenants and agrees with the Company:

(i)	subject to clauses (ii), (iii), (iv) and (v) below, to use its best efforts to purchase, or cause to be purchased, on each Trading Day during the Transaction Term the Daily Share Purchase Amount on the open market at the then market price;

(ii)	in connection with bids and purchases pursuant to clause (i) above, the Dealer shall comply, or cause compliance, with the timing and volume provisions of Rule 10b-18(b)(2) and (4) under the Exchange Act as if such provisions applied;

(iii)	in connection with bids and purchases pursuant to clause (i) above, the Dealer will effect purchases at a purchase price that does not exceed the highest independent bid or the last independent transaction price, whichever is higher, reported in the consolidated system at the time such purchases are effected (as those terms are defined in Rule 10b-18 under the Exchange Act); and

(iv)

not to purchase shares of Common Stock on any Trading Day with respect to which the Dealer reasonably determines in good faith that it is required, in light of legal or regulatory requirements or related policies and procedures reasonably adopted by the Dealer, to refrain from purchasing shares of Common Stock on any such Trading Day. The Dealer shall promptly notify the Company upon making any determination pursuant to this clause (iv) and shall subsequently promptly notify the Company on the day the Dealer shall resume purchasing shares of Common Stock pursuant to clause (i) above, it being understood that the Dealer shall not be required to indicate to the Company the reason for the Dealer’s exercise of its rights pursuant to this clause (iv) if the Dealer reasonably determines in good faith that disclosing such reason to the Company may result in a violation of federal or state securities laws or is prohibited by the Dealer’s internal conflicts policies and procedures.

Section 4. Representations and Warranties.

The Company hereby represents and warrants to the Dealer that:

(a) the Company has all power and authority to execute this Agreement and enter into the Plan and the transactions contemplated hereby (other than with respect to discretionary actions which, if undertaken by the Company, shall be duly authorized by the Board of Directors of the Company);

(b) this Agreement has been duly authorized, validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies);

(c) the Company is not entering into this Agreement (i) to create actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for

Common Stock) or (ii) to facilitate a future distribution of the Common Stock (or any security convertible into or exchangeable for Common Stock) or in connection with a future issuance of securities as part of a plan, in either case with the intention to manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock);

(d) the purchase of the Initial Shares by the Company, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of the provisions of the Amended and Restated Certificate of Incorporation, or Amended and Restated Bylaws, of the Company or any statute or any rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

(e) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or governmental body having jurisdiction over the Company is required for the purchase of the Initial Shares by the Company, the compliance by the Company with all the terms of this Agreement, or the consummation by the Company of the transactions contemplated by this Agreement, other than the registration of shares of Common Stock pursuant to the Registration Rights Agreement (if applicable); and

(f) the Company has made its own independent inquiry as to the legal, tax, credit and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and the Company has not relied on the Dealer, the Dealer’s legal counsel or the Dealer’s accounting advisors for legal, tax, credit or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions. The Company agrees and acknowledges that the Dealer and its affiliates may from time to time, not in the capacity of the Company’s agent but in the ordinary course of their business, execute transactions for their own account or the account of customers and hold and deal in securities or options on securities of the Company (including, without limitation, Common Stock) and that the Dealer and its affiliates may continue to conduct such transactions during the Transaction Term.

The Dealer hereby represents and warrants to the Company that:

(a) the Dealer has all power and authority to execute this Agreement and to consummate the transactions contemplated hereby;

(b) this Agreement has been duly authorized, validly executed and delivered by the Dealer and constitutes a legal, valid and binding agreement of the Dealer, enforceable against the Dealer in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies);

(c) the Dealer has made its own independent inquiry as to the legal, tax, credit and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and the Dealer has not relied on the Company or its legal counsel or accounting advisors for legal, tax, credit or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions; and

(d) the Dealer acknowledges that its rights under this Agreement (other than Section 5) do not directly or indirectly give rise to any rights or claims against the Company as a creditor of the Company.

Section 5. Indemnification.

(i) The Company agrees to indemnify the Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (the Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject (and with respect to which is not duplicative of reimbursements otherwise made pursuant to the terms of this Agreement other than this Section 5) under any applicable federal or state law, or otherwise, and related to or arising out of (a) the breach by the Company of any of its representations or warranties contained in this Agreement or the Plan and (b) the breach by the Company of any of its covenants or agreements contained in this Agreement or the Plan, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party except if such claim, action or proceeding is initiated or brought by or on behalf of the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted directly from willful misconduct or negligence on the part of the Dealer or on the part of any other Indemnified Party.

(ii) If the indemnification provided for in this Agreement is for any reason held unenforceable, the Company agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with the same) for which such indemnification is held unenforceable as shall be appropriate to reflect (1) the relative fault of the Company on the one hand and the Indemnified Parties on the other hand in connection with the actions or inactions that have resulted in such losses, claims, damages, liabilities and expenses, (2) the relative benefits received by the Company on the one hand and the Dealer on the other hand from the transactions contemplated by this Agreement and (3) any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, each such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action or inaction. The Company and the Dealer each agree that it would not be just and equitable if contribution pursuant to this subparagraph (ii) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5, the Dealer shall not be required to contribute in excess of the amount equal to the excess of (x) the compensation received by the Dealer pursuant to this Agreement over (y) the amount of any damages which the Dealer has otherwise been required to pay by reason of any such action or inaction.

(iii) The Company agrees that without the prior written consent of the Dealer, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision of this Agreement unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

(v) The provisions of this Section 5 shall survive any termination of this Agreement or completion of the transactions contemplated hereby for one (1) year.

(vi) Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof may be made against the Company under this Section 5, notify the Company in writing of the commencement thereof, but the omission so to notify the Company will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this Section 5 except to the extent that the Company’s rights are materially prejudiced as a result of such delay. In case such notice of any such action shall be so given, the Company shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of such action, in which event such defense shall be conducted by counsel chosen by the Company and reasonably satisfactory to the Indemnified Party or Indemnified Parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the Company shall elect not to assume the defense of such action, the Company will reimburse such Indemnified Party or Indemnified Parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the Indemnified Parties and the Company and counsel for the Company shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying parties and the Company, the Indemnified Party or Indemnified Parties shall have the right to select separate counsel, satisfactory to the Company (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel representing the Indemnified Parties who are parties to such action).

Section 6. Certain Definitions.

As used herein the following terms shall have the meanings set forth below:

“Actual Share Purchase Amount” shall mean the actual number of shares of Common Stock purchased by the Dealer pursuant to Section 3(b)(i) on any given Trading Day.

“Actual Share Purchase Value” shall mean, on any given Trading Day, the product of the Actual Share Purchase Amount and the corresponding Settlement Price.

“Aggregate Actual Share Purchase Value” shall mean the amount equal to the aggregate value of all Actual Share Purchase Values, as calculated during the Transaction Term.

“Aggregate Purchase Price” shall mean an amount equal to the Initial Price multiplied by the number of Initial Shares.

“Aggregate Purchase Price Adjustment Value” shall mean the sum (which may be positive, if the Dealer owes the Company value, or negative, if the Company owes the Dealer value) of all Daily Accrual Values for each Trading Day during the Transaction Term.

“Applicable Adjustment Rate” shall mean an interest rate equal to the Effective Rate.

“Calculation Agent” shall mean the Dealer.

“Cap Amount” shall mean 53,339,035 shares.

“Closing Price” on any day shall mean the last reported sales price regular way of the Common Stock on such day or, in case no such sales price is reported on such day, the average of the reported closing bid and asked prices of the Common Stock, in each case on the NASDAQ, or if not then traded on the NASDAQ, the principal securities exchange or quotation system on which the Common Stock is then listed or admitted to trading, or if not then listed or admitted to trading on a securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotations Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any NASDAQ member firm selected by the Calculation Agent.

“Daily Notional Amount” shall mean an amount determined by the Calculation Agent equal to the product of (i) the Initial Price and (ii) the amount by which the Initial Shares exceeds the sum of all Actual Share Purchase Amounts which have been executed up to and including the

Trading Day preceding the applicable Trading Day.

“Daily Rebate Value” shall mean an amount determined by the Calculation Agent equal to the product of (i) the Effective Rate less the Spread, (ii) 1/360 and (iii) each corresponding Daily Notional Amount.

“Daily Share Purchase Amount” shall mean an amount to be determined by the Dealer up to the maximum amount of shares of Common Stock permitted to be purchased pursuant to Rule 10b-18 (the “10b-18 Amount”); provided, however, that such amount shall not be less than the lesser of (1) 1,000,000 shares of Common Stock and (2) the 10b-18 Amount.

“Daily Share Purchase Value” shall mean the product of the Actual Share Purchase Amount and the Initial Price.

“Deficit Daily Value” shall mean, on any given Trading Day, if the Settlement Price is less than the Initial Price, the positive value by which the Daily Share Purchase Value exceeds the Actual Share Purchase Value, but in no event less than zero.

“Effective Rate” shall mean 4.80%.

“Excess Daily Value” shall mean, on any given Trading Day, if the Settlement Price is greater than the Initial Price, the positive value by which the Actual Share Purchase Value exceeds the Daily Share Purchase Value, but in no event less than zero.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Final Settlement Value” shall mean (i) the Aggregate Actual Share Purchase Value minus (ii) the sum of (A) the Aggregate Purchase Price plus (B) the Aggregate Purchase Price Adjustment Value.

“Final Stock Settlement Shares” shall mean a number of shares of Common Stock determined by the Calculation Agent (rounded up or down to the nearest whole number) equal to the number of shares of Common Stock that the Company would be required to deliver to the Dealer to satisfy its obligations to the Dealer pursuant to Section 1, based on the Closing Price of the Common Stock as of the Common Stock on the third Trading Day immediately succeeding the date of notification by the Dealer to the Company that the Final Settlement Value is positive.

“Maturity Date” shall mean the date on which the total number of shares of Common Stock purchased by the Dealer pursuant to and for purposes of satisfying the Dealer’s obligation under Section 3(b)(i) (including for purposes of determining the Final Settlement Value) is equal to or greater than the Initial Shares, provided, that such date may not be after July 31, 2007 (which date is subject to postponement pursuant to Section 1(d)).

“NASDAQ” shall mean The NASDAQ Stock Market.

“Purchase Price Adjustment” shall mean adjustment amounts accrued on the Excess Daily Value or Deficit Daily Value, as applicable, and excluding the Trading Day on which such Excess Daily Value or Deficit Daily Value, as applicable, arises up from the first business day immediately succeeding the Settlement Date to and including the Final Settlement Date at the Applicable Adjustment Rate.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, substantially in the form of Annex A attached hereto, and with such changes as the parties may mutually agree.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Settlement Price” shall mean, on any given Trading Day, the weighted average market price per share paid by the Dealer to purchase the Actual Share Purchase Amount.

“Spread” shall mean 0 basis points.

“Stock Borrow Spread” shall mean 20 basis points.

“Stock Settlement Deficiency” shall mean the occurrence of each date, if any, on which the amount received by the Dealer from the sale of the Final Stock Settlement Shares, plus any other shares of Common Stock delivered by the Company to the Dealer pursuant to Section 1(d), is less than the Final Settlement Value.

“Stock Settlement Deficiency Amount” shall mean the amount by which the amount received by the Dealer from the sale of the Final Stock Settlement Shares, plus any other shares of Common Stock delivered by the Company to the Dealer pursuant to Section 1(d), is less than the Final Settlement Value.

“Stock Settlement Excess” shall mean the occurrence of each date, if any, on which the amount received by the Dealer from the sale of the Final Stock Settlement Shares, plus any other shares of Common Stock delivered by the Company to the Dealer pursuant to Section 1(d), equals or exceeds the Final Settlement Value.

“Stock Settlement Excess Amount” shall mean the number of Shares equal to the sum of: (a) the Final Stock Settlement Shares, plus any shares of Common Stock delivered by the Company to the Dealer pursuant to Section 1(d) (together, the “Delivered Shares”), remaining when a Stock Settlement Excess occurs and (b) a number of shares of Common Stock purchased by the Dealer (in a commercially reasonable manner) with any cash proceeds received by the Dealer from the sale of the Delivered Shares in excess of the Final Settlement Value.

“Trading Day” shall mean any day on which the Common Stock is traded on NASDAQ, or, if not then traded on the NASDAQ, the principal securities exchange or quotation system on which such securities are then traded or, if not then traded on a securities exchange or quotation system, in the over-the-counter market.

“Transaction Term” shall mean the period commencing on the Settlement Date and terminating on, and including, the Maturity Date.

Section 7. Miscellaneous.

(a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and obligations set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(b) Assignment. Neither the rights under this Agreement nor the obligations created by this Agreement shall be assignable or delegable, in whole or in part, by either party herein without the prior written consent of the other, and any attempt to assign or delegate any rights or obligations arising under this Agreement without such consent shall be void.

(c) Waivers, etc. No failure or delay on the part of either party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by either party therefrom shall in any event be effective unless the same shall be in writing, and, in the case of a waiver or consent, shall be effective only in the specific instance and for the purpose for which given.

(d) Beneficiaries. This Agreement shall be binding upon, and inure solely to the benefit of, the Company and the Dealer and no other person shall acquire any rights hereunder. Without limiting the generality of the foregoing, the Dealer’s obligations under Section 3(b)(i) are solely for the benefit of the Company and not the holders of any of the Company’s securities.

(e) Changes of Law. If, due to any change in applicable law or regulations or the interpretation thereof by any court of law or other body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated hereby shall become impracticable or impossible, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

(f) Confidentiality. Subject (i) to any contrary requirement of law or applicable regulator, (ii) to the right of each party to enforce its rights hereunder in any legal action and (iii) in the case of the Company, to the determination by its counsel that disclosure is appropriate or necessary, each party shall keep strictly confidential and shall cause its employees and agents to keep strictly confidential the terms of this Agreement and any information of or concerning the other party which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement. The Dealer hereby consents to the issuance of a press release by the Company announcing its entry into this Agreement and the filing with the Securities and Exchange Commission of such information relating thereto as required under the Exchange Act (in each case in the Company’s sole discretion).

Notwithstanding any provision in this Agreement, in connection with Section 1.6011-4 of the Treasury Regulations, the parties hereby agree that each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

(g) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of the Company’s counsel and accountants and other experts. The Dealer will pay its own expenses incident to the performance of its obligations under this Agreement.

(h) Headings. Descriptive headings herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(i) Counterparts. This Agreement may be executed by the parties hereto in counterparts, and each such executed counterpart shall be, and shall be deemed to be, an original instrument and all such counterparts, taken together, shall constitute one and the same instrument.

(j) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served if in writing and delivered personally, by telegram, by telecopy or sent by overnight courier, postage prepaid:

if to the Dealer:

Merrill Lynch International

250 Vesey Street, 17th Floor

New York, New York 10080

Attention: Fran Jacobson and Charles Plohn

and, in connection with any notices

pursuant to Section 3(a)(ii) by

telephone and facsimile to:

Telephone:    Fran Jacobson (212) 236-8620

       Charles Plohn (212) 449-4577

Facsimile:      Fran Jacobson (917) 778-0835

if to the Company:

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

Facsimile: 805-499-8011

Attention: Corporate Secretary

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022-4834

Facsimile: 212-751-4864

Attention: Gregory P. Rodgers

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telegram or telecopy shall be deemed delivered when evidence of the transmission is received by the sender and shall be confirmed in writing by overnight courier, postage prepaid. Notice given by overnight courier as set out above shall be deemed delivered the business day after the date the same is mailed.

(k) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to conflict of law principles.

(l) Cap Amount. For the avoidance of doubt, notwithstanding anything herein to the contrary, in no event shall the Company be obligated to issue or deliver to the Dealer shares of Common Stock pursuant to this Agreement in excess of the Cap Amount (as such amount may be adjusted from time to time pursuant to Section 2).

(m) Waiver of Set-Off. Each of the Dealer and the Company waives any and all rights it may have to set-off under this Agreement, whether arising under any agreement, applicable law or otherwise.

If the foregoing is in accordance with our understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding Agreement between the Company and you.

Very truly yours,

AMGEN INC.

By	/s/ Robert A. Bradway
	Name:	Robert A. Bradway
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date first written above.

MERRILL LYNCH INTERNATIONAL

By	/s/ John Kaplan
	Name:	John Kaplan
	Title:	Managing Director

Annex A

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT dated as of _________, 200_ between Amgen Inc., a Delaware corporation (the “Company”), and Merrill Lynch International (the “Shareholder”).

DEFINITIONS

1.1. Definitions. The following terms, as used herein, have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, $0.0001 par value.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Prospectus” shall mean the prospectus that is a part of the Shelf Registration Statement at all times after the effective date of the Shelf Registration Statement, as the same may be amended.

“Purchase Agreement” means the Purchase Agreement between the Company and the Shareholder dated as of May 29, 2007.

“Registrable Securities” means all shares of Common Stock delivered by the Company to the Shareholder pursuant to the Purchase Agreement that it intends to register under the 1933 Act.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in Section 2.1.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

REGISTRATION RIGHTS

2.1. Shelf Registration. (a) If the Company delivers Registrable Securities to the Shareholder, the Company covenants and agrees that as of the date of such delivery the Company shall have prepared and filed with the Commission a shelf registration statement (as amended and supplemented from time to time, the “Shelf Registration Statement”) relating to the Registrable Securities in accordance with Rule 415 under the 1933 Act, and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall cause such Shelf Registration Statement to be declared effective no later than the Final Settlement Date (as defined in the Purchase Agreement) and to keep such Shelf Registration Statement continuously effective and in compliance with the 1933 Act and usable for resale of such Registrable Securities for a period from the date on which the Commission declares such Shelf Registration Statement effective until the second anniversary of the Final Settlement Date.

(b) [Reserved]

(c) Prior to the Shelf Registration Statement becoming effective, the Shareholder shall provide such information as reasonably requested by the Company so that the Shareholder is named as a selling securityholder in the Shelf Registration Statement and is permitted to deliver the Prospectus to purchasers of the Shareholder’s Registrable Securities in accordance with applicable law.

(d) The Company may suspend the use of the Prospectus for a period not to exceed 45 days in any three-month period or an aggregate of 120 days in any twelve month period for valid business reasons (not including the avoidance of its obligations hereunder) or to avoid premature public disclosure of a pending corporate transaction, including pending acquisitions or divestiture of assets, mergers and combinations and similar events; provided that the period that the Company is required to keep the Shelf Registration Statement effective shall be extended by the number of days during which such Shelf Registration Statement was not effective or usable pursuant to the foregoing provisions.

REGISTRATION PROCEDURES; INDEMNIFICATION

3.1. In connection with any Shelf Registration Statement:

(a) The Company will promptly notify the Shareholder, and confirm the notice in writing, (i) when the Shelf Registration Statement, or any post-effective amendment to the Shelf Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of any request by the Commission to amend the Shelf Registration Statement or amend or supplement the Prospectus or for additional information after the Shelf Registration Statement shall have become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes and (iv) of the existence of any fact that results in the Shelf Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

(b) The Company will use its commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(c) The Company will furnish to the Shareholder, without charge, as many signed copies of the Shelf Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Shelf Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, prospectus supplements, and signed copies of all consents of experts, as the Shareholder may reasonably request. The Company will deliver to the Shareholder, without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as the Shareholder may reasonably request.

(d) The Company will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the Registrable Securities in accordance with the intended method or methods of distribution contemplated in the Prospectus.

(e) The Company will use its commercially reasonable efforts, in cooperation with the Shareholder, to qualify the Registrable Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Shareholder may designate; provided, however, that the Company shall not be obligated to qualify the Registrable Securities for offering and sale under the applicable securities laws of such states and other jurisdictions where the Company will be obligated (i) to file any general consent to service of process or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction in which it is not so qualified, (ii) to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or (iii) file annual reports or comply with any other requirements deemed in its reasonable judgment to be unduly burdensome. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Registrable Securities have been qualified as above provided.

(f) The Company will use its commercially reasonable efforts to effect the listing of the Registrable Securities covered by a Shelf Registration Statement on each securities exchange on which the Company’s Common Stock is then listed.

(g) The Company will enter into such customary agreements, and take all such other reasonable and customary actions in connection with the offering in order to expedite or facilitate the disposition of the Registrable Securities.

(h) The Company will pay and bear all costs and expenses incident to the performance of its obligations in connection with the Shelf Registration Statement, including, without limitation: (i) the costs of preparation, printing and filing of the Shelf Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Shareholder; (ii) the costs of preparation, printing and distribution of certificates representing the Registrable Securities and other documents relating to the performance of and compliance with this Agreement by the Company; (iii) the fees and disbursements of the Company’s counsel and accountants; (iv) expenses relating to the qualification of the Registrable Securities under applicable securities laws and any filing for review of the offering with the National Association of Securities Dealers, Inc.; (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange; and (vi) the reasonable fees and disbursements of one counsel to review the Shelf Registration Statement on behalf of the Shareholder.

(i) Upon the request of the Shareholder or if required by the rules, regulations or instructions applicable to the registration form used by the Company, or otherwise by the 1933 Act in connection with the offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company will prepare a prospectus supplement that complies with the 1933 Act and that sets forth the aggregate amount of the Registrable Securities being sold, the price at which the Registrable Securities are to be sold, any discounts, commissions or other items constituting compensation, and such other information as the Shareholder and the Company deem appropriate in connection with the offering of the Registrable Securities prior to such prospectus supplement being used or filed with the Commission.

(j) If the Shareholder reasonably determines, based on advice of legal counsel, that the Shareholder could be deemed an “underwriter” under the 1933 Act in connection with any resale of the Registrable Securities pursuant to the Shelf Registration Statement, then in connection with any offering of the Registrable Securities by the Shareholder, the Company will (i) furnish to the Shareholder (A) an opinion or opinions of counsel to the Company and (B) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Shareholder reasonably requests and (ii) make its management and corporate records reasonably available for customary due diligence review by the Shareholder.

(k) The Company shall indemnify the Shareholder (in its capacity as such and in its capacity as an Underwriter), its respective officers and directors and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”) from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or any other statute or common law and shall reimburse each such Indemnified Party for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or in the Shelf Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 3.1(k) as to any Indemnified Party shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Party expressly for use in connection with the preparation of the Shelf Registration

Statement or the related Prospectus or any amendment or supplement to either thereof; and provided further, that the indemnity agreement contained in this Section 3.1(k) with respect to the related Prospectus or any amendment or supplement thereto (if the Company shall have furnished any amendment or supplement thereto) shall not inure to the benefit of any Indemnified Party on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of Registrable Securities to any person if a copy of the related Prospectus (exclusive of any documents incorporated by reference) shall not have been given or sent to such person by or on behalf of such Indemnified Party with or prior to the written confirmation of the sale involved unless, with respect to the delivery of any amendment or supplement to the Prospectus, the alleged omission or alleged untrue statement was not corrected in such amendment or supplement at the time of such written confirmation. The indemnity agreement of the Company contained in this Section 3.1(k) shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of any Indemnified Party, and shall survive the registration of the Registrable Securities.

(l) The Shareholder shall indemnify, defend and hold harmless the Company and any underwriter and other selling security holder, and their respective officers and directors, and each person who controls the Company or any other selling holder within the meaning of Section 15 of the 1933 Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or the related Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Shareholder, expressly for use in connection with the preparation of the Shelf Registration Statement or the related Prospectus or any amendment or supplement to either thereof. The indemnity agreement of the Shareholder contained in this Section 3.1(l) shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Company, any underwriter, or any other selling shareholder, or their respective managers, directors or officers, or any such controlling person, and shall survive the registration of the Registrable Securities.

(m) The Company and the Shareholder each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). The Company and the Shareholder each agree that without the other party’s prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

(n) If the indemnification provided for in Sections 3.1(k) or (l) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in Sections 3.1(k) or (l) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative benefits received by each indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Registrable Securities pursuant to this agreement, (ii) if an allocation solely on the basis provided by clause (i) is not permitted by applicable law or is inequitable or against public policy, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Shareholder each agree that it would not be just and equitable if contributions pursuant to this Section 3.1(n) were to be determined by pro rata allocation or by any other method of allocation which does not taken account of the equitable consideration referred to above. Notwithstanding the provisions of this Section 3.1(n), the Shareholder shall not be required to contribute in excess of the amount equal to the excess of (i) the net proceeds received by the Shareholder from the sale of Registrable Securities by it, over (ii) the amount of any damages which the Shareholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

MISCELLANEOUS

4.1. Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

4.2. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

if to the Company, to:

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

Telecopy No.: 805-499-8011

Attention: Corporate Secretary

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022-4834

Telecopy No.: 212-751-4864

Attention: Gregory P. Rodgers.

if to the Shareholder, to:

Merrill Lynch International

250 Vesey Street, 17th Floor

New York, New York 10080

Attention: Fran Jacobson and Charles Plohn

Telephone:    Fran Jacobson (212) 236-8620

  Charles Plohn (212) 449-4577

Facsimile:     Fran Jacobson (917) 778-0835

or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 4.2.

4.3. Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

4.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

4.5. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

4.6. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any of the parties hereto.

4.7. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AMGEN INC.

By:
Name:
Title:

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

ANNEX B

Rule 10b5-1 Purchase Plan

Amgen Inc., a Delaware corporation (the “Corporation”), as of this 29th day of May, 2007, has established this Plan (the “Plan”) in order to purchase the Corporation’s common stock, $0.0001 par value (the “Common Stock”), pursuant to the requirements of and in conformity with the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Corporation requests that Merrill Lynch International (the “Dealer”) execute the Plan, in coordination with the purchase requirements of the attached Purchase Agreement, dated as of May 29, 2007, between the Corporation and the Dealer (the “Purchase Agreement”), as follows:

1. Starting on May 30, 2007, the Dealer shall purchase shares pursuant to the Purchase Agreement.

2. The Plan shall end on the earliest of:

(i) July 31, 2007 or any date to which the deadline for the Maturity Date is postponed pursuant to the Purchase Agreement;

(ii) the completion of all purchases contemplated by the Purchase Agreement; and

(iii) in the reasonable determination by either the Corporation or the Dealer that:

(1) this 10b5-1 Plan does not comply with Rule 10b5-1 or other applicable securities laws; or

(2) the Corporation has not, or the Dealer has not, complied with this 10b5-1 Plan, Rule 10b5-1 or other applicable securities laws.

In the event that the Plan terminates pursuant to this clause (iii), the Purchase Agreement shall be terminated with the same effect as the occurrence of an Early Termination Date as set forth in Section 2(b) of the Purchase Agreement.

3. The Corporation represents and agrees that in connection with this Plan it has complied and will comply with the provisions of Rule 10b-18. The Dealer is entitled to conclusively rely on information communicated to it by the Corporation concerning the Corporation’s market activities. In executing the Plan, the Dealer is instructed to comply with the purchasing conditions specified in the Purchase Agreement.

4. The Corporation confirms that (a) it established this 10b5-1 Plan in good faith in compliance with the requirements of Rule 10b5-1 at a time when it was not in possession of material non-public information, and is entering into this 10b5-1 Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws, (b) it understands the proscriptions of Rule 10b5-1 in respect of offsetting and hedging transactions, (c) it will not, and it will instruct its executive officers to not, disclose to any persons at the Dealer effecting purchases under this 10b5-1 Plan, or making decisions with respect to any such purchases, any information regarding the Corporation that might influence the execution of this 10b5-1 Plan, and (d) it will inform the Dealer as soon as possible of any subsequent legal or contractual restrictions affecting the execution of this 10b5-1 Plan by the Dealer or by the Corporation and of the occurrence of any event that would cause this 10b5-1 Plan to end or be suspended as contemplated in Paragraph 2 or 5.

5. If the Dealer must suspend purchases of shares under this 10b5-1 Plan on a particular day for any of the following reasons:

(i) a day specified by this 10b5-1 Plan is not a day on which the common stock of the Corporation trades regular way on The NASDAQ Stock Market (the “Exchange”);

(ii) trading of the Common Stock on the Exchange is suspended for any reason; or

(iii) The Dealer cannot effect a purchase of shares due to legal, regulatory or contractual restrictions applicable to it or to the Corporation (including without limitation, Regulation M or Rule 10b-5);

then the Dealer will resume purchases in accordance with paragraph 1 above on the next day specified in this 10b5-1 Plan after the condition causing the suspension of purchases has been resolved to the reasonable satisfaction of the Dealer in good faith.

6. It is the intent of the Corporation and the Dealer that this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c).

7. This 10b5-1 Plan, together with the Purchase Agreement, constitutes the entire agreement between the Corporation and the Dealer and supersede any prior agreements or understandings regarding this 10b5-1 Plan.

8. The Plan may be signed in counterparts, each of which will be an original.

9. All notices given by the parties under this Plan will be as follows:

If to the Dealer:

(i) Merrill Lynch International – 250 Vesey Street, 17th Floor, New York, New York 10080 (facsimile: (917) 778-0835), Attention: Fran Jacobson and Charles Plohn.

If to the Corporation:

(ii) Amgen Inc. – One Amgen Center Drive, Thousand Oaks, California 91320-1799 (facsimile no. 805-499-8011), Attention: Corporate Secretary, with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022-4834 (facsimile no. 212-751-4864), Attention: Gregory P. Rodgers.

10. This Plan will be governed by and construed in accordance with the internal laws of the State of New York.

11. The Corporation may terminate the Plan effective immediately at any time after the Maturity Date by written notice to the Dealer.

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed as of the day and year first above written.

AMGEN INC.

By
(Name)
(Title)

Acknowledged and Agreed: MERRILL LYNCH INTERNATIONAL

By
(Name)
(Title)